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                                                                   Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated (i) November 17, 1997, relating to the financial statement of Consolidation Capital Corporation; and
(ii) January 20, 1998, relating to the combined financial statements of Service Management USA, Inc. and Diversified Management Services USA, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Minneapolis, Minnesota
January 20, 1998